UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2014

DICERNA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36281	20-5993609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

480 Arsenal Street

Building 1, Suite 120

Watertown, Massachusetts 02472

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (617) 621-8097

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

(f)	Disclosure of Bonuses and Total Compensation of Certain Officers.

On February 11, 2014, the compensation committee of the board of directors of Dicerna Pharmaceuticals, Inc., a Delaware corporation (the “Company”), approved cash incentive awards for 2013 for the Company’s named executive officers in the amounts reported in the “Non-Equity Incentive Plan Compensation” column for 2013 in the table below. In accordance with rules of the Securities and Exchange Commission (the “SEC”), the table below updates the “Summary Compensation Table—Year Ended December 31, 2013”, which appears in the Company’s registration statement on Form S-1 initially filed with the SEC on December 30, 2013, as subsequently amended and declared effective by the SEC on January 29, 2014 (the “Registration Statement”), to include the 2013 bonus information.

Summary Compensation Table

The following table provides a summary of compensation paid to our principal executive officer and our two other most highly compensated executive officers for the year ended December 31, 2013 (collectively, the named executive officers).

Summary Compensation Table—Year Ended December 31, 2013

NAME AND PRINCIPAL POSITION	FISCAL YEAR	BASE SALARY ($)	BONUS ($)(2)	STOCK AWARDS ($)	OPTION AWARDS ($)(1)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(2)	ALL OTHER COMPENSATION ($)(3)	TOTAL ($)
Douglas M. Fambrough, III, Ph.D. Chief Executive Officer	2013 2012	375,000 375,000	— —	— —	1,151,485 —	164,063 65,625	8,875 8,688	1,699,423 449,313

James E. Dentzer(4) Chief Financial Officer	2013	20,401	45,000	—	882,813	9,235	—	957,449

Bob D. Brown, Ph.D Chief Scientific Officer, Senior Vice President	2013 2012	315,000 315,000	— —	— —	445,778 —	118,125 47,250	78,654 73,108	957,557 435,358

James B. Weissman Chief Business Officer	2013 2012	295,000 295,000	— —	— —	307,249 78,325	110,625 44,250	11,698 121,476	724,572 539,051

(1)	Pursuant to applicable SEC rules, the amounts reported in the “Option Awards” column of the table above reflect the fair value on the grant date of the option awards granted to our named executive officers during 2013 and 2012, and do not reflect the actual amounts earned. These amounts also include an incremental charge for the repricing of certain stock options held by Dr. Fambrough, Dr. Brown and Mr. Weissman during 2013. These values have been determined under the principles used to calculate the value of equity awards for purposes of our financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of option awards contained in Note 10, Common Stock and Stock Option Plan, to our financial statements for the year ended December 31, 2012 and for the nine months ended September 30, 2013 included in the Registration Statement.

The amounts reported in this column for each executive for 2013 include certain grants of stock options that are subject to performance-based vesting requirements as described in the footnotes to the “Outstanding Equity Awards at December 31, 2013” table below. These amounts are reported based on the probable outcome (as of the grant date) of the performance-based conditions applicable to the awards, as determined under generally accepted accounting principles. In each case, the amount was determined assuming that the maximum level of performance applicable to the award would be achieved.

(2)	These amounts include payments under our annual incentive bonus plan, which is based on our performance against certain operational and financial goals established by our compensation committee. Based on our overall performance against the performance objectives, our named executive officers were awarded bonuses of 125 percent of their target bonus levels for 2013 (with Mr. Dentzer’s bonus being prorated to reflect his period of service with the Company during 2013) and were awarded bonuses of 50 percent of their target bonus levels for 2012. The amount reported in the “Bonus” column for Mr. Dentzer represents the first installment of a $90,000 signing bonus provided under his employment agreement.
(3)	The amounts reported in this column consist of matching contributions we made to each executive’s account under our 401(k) plan, as well as, in the case of Dr. Brown and Mr. Weissman, payment by us of certain temporary housing and relocation expenses and reimbursement for taxes incurred in connection with such payments.
(4)	Mr. Dentzer commenced employment with us in December 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2014	DICERNA PHARMACEUTICALS, INC.

	By:	/s/ James E. Dentzer
James E. Dentzer
Chief Financial Officer